NuBridge Commercial Lending
21680 Gateway Center Drive #230, Diamond Bar, CA 91765

LOAN COMMITMENT

DATE **FEBRUARY 18, 2022**

LOAN NO.: **1005523**

APPLICANT: **MULLEN INVESTMENT PROPERTIES, LLC**

PROPERTY ADDRESS: **1 Greentech Dr. Robinsonville, MS 38664**

PROPERTY TYPE: **Light Industrial**

LOAN PURPOSE: **Refinance – Cash out**

NuBridge Commercial Lending LLC., a Delaware limited liability company ("Lender"), hereby issues this commitment (the "Commitment") to make a loan to the above named applicant ("Applicant") to be secured by the real property and improvements located at the above property address (the "Property Address").

1. Loan Approval. The proposed loan with the key terms set forth below (the "Loan") has been approved by Lender's loan committee, subject to all of the terms and conditions hereinafter set forth and all terms and conditions set forth in that certain Letter of Interest, dated December 17, 2021, submitted by Borrower to Lender (together with all appendices and addenda thereto issued by Lender, collectively, the "Application").

2. Key Terms. Lender will make the Loan on the following terms:

(a)	Loan Amount:	$5,000,000
(b)	Term to Maturity:	24 Months
(c)	Interest Rate:	8.99%
(d)	Interest-Only Monthly Payment:	$37,458.34
(e)	Balloon Payment:	On the maturity date, the entire unpaid principal balance plus all unpaid interest accrued thereon is required to be paid in one lump sum payment.
(f)	Loan Origination Fee:	2% of the Loan Amount.

(g)	Loan Document Fee:	$2,500.
(h)	Prepayment:	Prepayment premium equal to the product of (a) the monthly interest-only payment and (b) the number of months between the original loan term and the number of full months in the term that have elapsed; provided, however, that no prepayment premium will be due if the loan is prepaid within 12 months from the maturity date or the extension date, as the case may be.
(i)	Guarantor:	David Michery and Mullen Automotive, Inc. will be required to guarantee the prompt payment and performance when due of all obligations due under the loan.
(j)	Interest Reserve:	At closing, Lender will establish an interest reserve account equal to $899,000 to be held by Lender to ensure that the property cash-flows at the minimum Debt Service Coverage Ratio ("DCR") required by Lender. All interest-only monthly payments due form the Borrower under the Loan will be withdrawn from this Interest Reserve. If any unapplied funds remain in the Interest Reserve, funds will be applied to the unpaid balance at payoff or maturity.

(k)	(l) Equity Pledge:	(m) A pledge of 100% of the equity of the borrower will be required as additional security. Certificated interests to be delivered to the Lender.

3. Acceptance of Commitment. Applicant shall accept this Loan Commitment by countersigning and delivering it to Lender, together with the Loan Commitment Fee, within two (2) business days after the date hereof.

4. Closing Deliveries. Exhibit A identifies the items that will need to be delivered to Lender at least two (2) business days prior to closing. Lender will not be obligated to fund and close the Loan if such items are not delivered to its satisfaction.

5. Loan Origination Fee. At the Loan closing, Lender will be deemed to have earned and will collect the Loan Origination Fee.

6. Costs and Expenses. Whether or not the Loan closing occurs, Applicant agrees to pay all costs and expenses incidental to this transaction as provided in this Commitment and the Application.

7. Closing Date. The Closing Date shall occur within seven (7) business days after the date hereof.

8. Closing Conditions. Lender's obligation to fund and close the Loan shall be conditioned upon the satisfaction of each of the following conditions:

   (a) There has been no material adverse change in the physical or financial condition of the Property or the financial condition of Applicant, Sponsor or Guarantor, if applicable.

(b) Closing agent and title officer shall have received Lender's closing instruction and shall have agreed to comply with the same by executing and returning the same to Lender ("Lender's Instructions").

(c) All conditions in this Commitment, in the Application and Lender's Instructions shall have been fulfilled to the satisfaction of Lender in its sole discretion.

(d) Lender shall have received a final title policy or title commitment with requirements and exceptions cleared to its satisfaction.

(e) Lender shall have received evidence that all taxes and insurance premiums with respect to the Property have been paid in full and current in accordance with its requirements.

(f) Lender shall have received from closing agent a final settlement statement setting forth fees charges at closing and acknowledged by Applicant by execution thereof.

(g) No bankruptcy proceeding or other creditor protection action or proceeding has been commenced or is threatened by or against Applicant or any of their affiliates.

(h) There has been no change in ownership of the Property or Applicant without Lender's prior written consent.

(i) There exists no other fact, event, or disclosure in connection with the Loan that could, in Lender's judgment, reasonably be expected to cause the Loan to become delinquent or adversely affect the value or marketability of the Loan or the Property.

(j) Applicant has not attempted to assign, encumber, or otherwise transfer the Application or this Commitment.

(k) All information provided by Applicant to Lender pursuant to the Application and this Commitment or otherwise in connection with the Loan was true, correct and complete through the dates provided, and shall remain true, correct and complete through the Loan closing, except as Applicant has disclosed in writing to Lender and Lender has accepted such change in writing.

(l) Applicant has made no misrepresentation to Lender nor has omitted to disclose to Lender any material fact.

(m) Applicant has paid all fees, deposits and expenses required by the Application and this Commitment.

(n) Prior to Loan closing, Lender's counsel or agent shall have received Loan documents acceptable to Lender duly executed by Applicant and acknowledged. All authorizations delivered to Lender's counsel or agent for the Applicant and the Guarantor shall be satisfactory to Lender's counsel.

(o) If there are disruptions in the U.S. Fixed Income Securities Markets, including but not limited to the Commercial Mortgage Backed Securities market or the market for Subordinate Debt (including, without limitation, "B-Notes", "Mezzanine Financing" or Junior Participation Interests), arising out of conditions beyond the control of Lender, Lender shall have no obligation to make the loan. If Lender declines to make the loan for any reason stated in this paragraph, Lender shall refund to Applicant the Loan Commitment Fee, if any (less any sums due to Lender pursuant to Section 6 hereof).

Lender shall have no liability if any of the foregoing above conditions remains unsatisfied and the Loan does not proceed to closing as a result thereof.

9. Document Information. Unless you notify us in writing otherwise Lender will prepare the loan documents with the following information:

Applicant's Business Address: 1 Greentech Dr. Robinsonville, MS 38664

Applicant's Notice Address: 1 Greentech Dr. Robinsonville, MS 38664

10. Entire Understanding. There is no understanding with respect to the Loan, whether written or oral, except as expressly set forth herein or expressly incorporated herein by reference. Prior receipt by Lender of any document shall not constitute approval of that document unless expressly stated otherwise in writing. This Commitment can be changed only by an instrument in writing signed by both parties.

11. Time of the Essence. Time shall be of the essence with respect to the performance of Applicant's obligations and satisfaction of the closing conditions hereunder.

12. Lender's Obligations. The obligations of Lender expressly set forth in the Application, this Commitment and the Loan documents when fully executed shall constitute the sole obligations of Lender to Applicant.

13. Signatory Authorized. The person executing this Commitment on behalf of Applicant hereby represents and warrants to Lender that he or she has the power and authority to execute this Commitment as an act of Applicant, its sponsors, and principals and to bind Applicant, its sponsors and principals hereto.

14. Termination of Commitment. Unless expressly extended by Lender in its discretion, this Commitment shall terminate automatically upon the earlier to occur of the passage of (i) two (2) business days from the date hereof without Applicant's acceptance of this Commitment and payment of the Loan Commitment Fee required under the Application, or (ii) seven (7) business days after the date hereof if the Loan has not closed. In addition to the foregoing, Lender shall have the right to terminate this Commitment if Applicant (a) fails to satisfy, in a timely manner, any and all of the terms and conditions of this Commitment or the Application (b) acts in bad faith in connection with the proposed Loan or (c) arranges or attempts to arrange (1) financing for the Property with any party other than Lender or (2) a sale or exchange of the Property prior to the closing and funding of the Loan. If the Loan fails to close through no fault of Lender, in addition to all costs and expenses incidental to the Loan, Applicant shall also be responsible for all losses, fees, costs

(including, without limitation, breakage costs) and expenses resulting from the unwinding of any hedging arrangements entered in connection with locking the Fixed Rate. In the event this Commitment is terminated due to any reason set forth in clauses (a), (b) or (c) of this Section 14, Lender may retain the Loan Commitment Fee and the unapplied portions, if any, of the Expense Deposit as liquidated damages.

15. Limited Power of Attorney. Upon acceptance of this Commitment, Applicant appoints Lender as its attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to remedy any defect, fill in any remaining blanks and cure any other ministerial errors and omissions in any document delivered by Applicant or Applicant to Lender in connection with the Loan or Loan closing.

This Commitment is issued by Lender as of February 18, 2022. This Commitment and Lender's rights and obligations hereunder may be assigned by Lender to its affiliates or designees.

Very truly yours,

NuBridge Commercial Lending LLC

By: Michelle Rodriguez
Michelle Rodriguez
AVP, Credit and Underwriting

Accepted:
APPLICANT: Mullen Investments Properties, LLC

By: /s/ David Michery

Name: David Michery
Title: Chief Executive Officer

Please return this Loan Commitment signed by Applicant to Lender by electronic mail or addressed to the following address:

NuBridge Commercial Lending LLC
21680 Gateway Center Drive, Suite 230
Diamond Bar, CA 91765-2454
Attention: Michelle Rodriguez
Underwriter: Mrodriguez@nubridge.com